CECO ENVIRONMENTAL REPORTS FIRST QUARTER 2023 RESULTS

Strong Orders Establish Record Backlog, Supports Sustained Revenue Growth
Company Raises Full Year 2023 Outlook

DALLAS (May 9, 2023) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the first quarter of 2023.

Highlights for the Quarter(1)

•
Orders of $146.1 million, compared with $160.9 million; Record backlog of $356.1 million, up 26 percent; Record first quarter revenue of $112.6 million, up 22 percent; Net income of $2.0 million, compared with $2.8 million; non-GAAP net income of $3.6 million, compared to $5.0 million
•
GAAP EPS (diluted) of $0.06, compared with $0.08; non-GAAP EPS (diluted) of $0.10, compared to $0.14
•
Adjusted EBITDA of $9.7 million, compared with $9.5 million

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

“We entered 2023 with record backlog levels and strong momentum executing our growth model, and we maintained that momentum throughout the first quarter. I am pleased with our continued progress in our strategic diversity, and the balanced performance across our portfolio as we produced our third-highest orders quarter in company history, setting a record backlog even with record first quarter revenue levels,” said CECO Chief Executive Officer, Todd Gleason.

First quarter operating income was $5.5 million, up $0.3 million when compared to $5.2 million in the first quarter of 2022. On an adjusted basis, non-GAAP operating income was $7.7 million, down $0.1 million when compared to $7.8 million in the first quarter of 2022. Net income was $2.0 million in the quarter, down $0.8 million compared to $2.8 million in the first quarter of 2022. Non-GAAP net income was $3.6 million, down $1.4 million compared to $5.0 million in the first quarter of 2022. Adjusted EBITDA of $9.7 million was up $0.2 million compared to $9.5 million in the first quarter of 2022. Free cash flow in the quarter was $(14.5) million, down $13.6 million compared to $(0.9) million in the first quarter of 2022.

“The strategic investment we have made to drive growth and sustainable performance will continue to yield long-term results. These investments include adding business development and operational excellence resources, building appropriate levels of working capital to support our record backlog, and rapidly integrating the six acquisitions we have made over the past 12 months. As is often the case, the first quarter resulted in use of cash as the timing of receiving customer payments moved into the second quarter, but we are confident in our ability to generate strong cash flows for the year. We also expect the remaining quarters of 2023 to provide even stronger revenues, operating income, and earnings per share generation as we leverage our investments,” added Gleason.

Company Raises Full Year 2023 Outlook

The Company updated its expected full year 2023 guidance to reflect revenue to exceed $485 million, up at least 15 percent year over year, from a previous range of $460 to $485 million. The Company also updated its expected full year 2023 adjusted EBITDA to exceed $50 million, up more than 18 percent year over year, from a previous range of $45 to $50 million.

"We are in an excellent position to deliver another tremendous year with strong top-line and bottom-line growth. With our record backlog levels, robust commercial programs sustaining a large and growing sales pipeline, and stronger operating excellence initiatives to drive margin expansion, we believe that CECO is poised to deliver significant short- and long-term value for our customers, employees, partners and shareholders,” stated Gleason. “Importantly, we expect 2023 to be another building block in our steady transformational journey to further advance our growing leadership in Industrial Air, Industrial Water and the Energy Transition for many years of strong operational and financial performance.”

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the first quarter 2023 financial results. Please visit the Investor Relations portion of the website (https://investors.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by dialing 888-346-4547 (Toll-Free) within the U.S., or +1-412-317-5251 (Toll-Required) outside the U.S.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by dialing 877-344-7529 (Toll-Free) within the U.S., or +1-412-317-0088 (Toll-Required) outside the U.S. and entering access code 2502572.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative solutions and application expertise. CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Dallas, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Peter Johansson

Chief Financial and Strategy Officer
888-990-6670

investor.relations@onececo.com

Investor Relations Contact:

Steven Hooser

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

Media Relations Contact:
Kimberly Plaskett
Corporate Communications Director
CECO-Communications@onececo.com

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)	(unaudited) March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$41,233	$45,522
Restricted cash	971	1,063
Accounts receivable, net	109,889	83,086
Costs and estimated earnings in excess of billings on uncompleted contracts	79,817	71,016
Inventories, net	30,298	26,526
Prepaid expenses and other current assets	11,995	12,174
Prepaid income taxes	1,249	1,271
Total current assets	275,452	240,658
Property, plant and equipment, net	23,879	20,828
Right-of-use assets from operating leases	11,719	11,373
Goodwill	207,788	183,197
Intangible assets – finite life, net	35,414	35,251
Intangible assets – indefinite life	9,536	9,508
Deferred income taxes	821	829
Deferred charges and other assets	2,959	3,077
Total assets	$567,568	$504,721
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$3,854	$3,579
Accounts payable and accrued expenses	111,586	107,198
Billings in excess of costs and estimated earnings on uncompleted contracts	51,923	32,716
Notes payable	1,000	—
Income taxes payable	3,190	3,207
Total current liabilities	171,553	146,700
Other liabilities	15,186	15,129
Debt, less current portion	141,415	107,625
Deferred income tax liability, net	8,711	8,666
Operating lease liabilities	8,521	8,453
Total liabilities	345,386	286,573
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,556,620 and 34,381,668 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	346	344
Capital in excess of par value	250,971	250,174
Accumulated loss	(17,320)	(19,298)
Accumulated other comprehensive loss	(17,230)	(17,996)
Total CECO shareholders' equity	216,767	213,224
Noncontrolling interest	5,415	4,924
Total shareholders' equity	222,182	218,148
Total liabilities and shareholders' equity	$567,568	$504,721

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2023	2022
Net sales	$112,563	$92,436
Cost of sales	77,670	66,008
Gross profit	34,893	26,428
Selling and administrative expenses	27,193	18,652
Amortization and earnout expenses	1,747	1,452
Acquisition and integration expenses	492	1,049
Restructuring expenses	—	73
Income from operations	5,461	5,202
Other income (expense), net	(574)	(458)
Interest expense	(2,408)	(822)
Income before income taxes	2,479	3,922
Income tax expense	10	1,112
Net income	2,469	2,810
Noncontrolling interest	(491)	(18)
Net income attributable to CECO Environmental Corp.	$1,978	$2,792
Earnings per share:
Basic	$0.06	$0.08
Diluted	$0.06	$0.08
Weighted average number of common shares outstanding:
Basic	34,441,905	35,051,034
Diluted	35,198,668	35,199,201

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended March 31,
(in thousands)	2023	2022
Cash flows from operating activities:
Net income	$2,469	$2,810
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,885	2,288
Unrealized foreign currency (gain) loss	(92)	263
Gain on sale of property and equipment	(17)	(7)
Debt discount amortization	91	93
Share-based compensation expense	806	877
Bad debt expense	83	45
Inventory reserve expense	175	213
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(22,786)	(18,964)
Costs and estimated earnings in excess of billings on uncompleted contracts	(8,418)	1,515
Inventories	(2,191)	(3,316)
Prepaid expense and other current assets	572	(878)
Deferred charges and other assets	(325)	996
Accounts payable and accrued expenses	(1,056)	7,452
Billings in excess of costs and estimated earnings on uncompleted contracts	16,838	7,615
Income taxes payable	(17)	137
Other liabilities	(1,038)	(1,341)
Net cash used in operating activities	(12,021)	(202)
Cash flows from investing activities:
Acquisitions of property and equipment	(2,513)	(665)
Net proceeds from sale of assets	—	7
Net cash paid for acquisitions	(24,142)	(19,583)
Net cash used in investing activities	(26,655)	(20,241)
Cash flows from financing activities:
Borrowings on revolving credit lines	54,800	17,800
Repayments on revolving credit lines	(20,000)	(7,200)
Borrowing on long-term debt	—	11,000
Repayments of long-term debt	(826)	(643)
Deferred financing fees paid	—	(130)
Payments on finance leases and financing liability	(225)	(145)
Proceeds from employee stock purchase plan and exercise of stock options	610	77
Noncontrolling interest distributions	—	(900)
Net cash provided by financing activities	34,359	19,859
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(64)	(1,111)
Net decrease in cash, cash equivalents and restricted cash	(4,381)	(1,695)
Cash, cash equivalents and restricted cash at beginning of period	46,585	31,995
Cash, cash equivalents and restricted cash at end of period	$42,204	$30,300
Cash paid during the period for:
Interest	$2,338	$812
Income taxes	$1,290	$390

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended March 31,
(in millions, except ratios)	2023	2022
Operating income as reported in accordance with GAAP	$5.5	$5.2
Operating margin in accordance with GAAP	4.9%	5.6%
Amortization and earnout expenses	1.7	1.5
Acquisition and integration expenses	0.5	1.0
Restructuring expenses	—	0.1
Non-GAAP operating income	$7.7	$7.8
Non-GAAP operating margin	6.8%	8.4%

	Three months ended March 31,
(in millions, except share data)	2023	2022
Net income as reported in accordance with GAAP	$2.0	$2.8
Amortization and earnout expenses	1.7	1.5
Acquisition and integration expenses	0.5	1.0
Restructuring expenses	—	0.1
Foreign currency remeasurement	(0.1)	0.3
Tax benefit expense of adjustments	(0.5)	(0.7)
Non-GAAP net income	$3.6	$5.0
Depreciation	1.2	0.8
Non-cash stock compensation	0.8	0.9
Other (income) expense	0.7	0.2
Interest expense	2.4	0.8
Income tax expense	0.5	1.8
Noncontrolling interest	0.5	—
Adjusted EBITDA	$9.7	$9.5

Earnings per share:
Basic	$0.06	$0.08
Diluted	$0.06	$0.08

Non-GAAP net income per share:
Basic	$0.10	$0.14
Diluted	$0.10	$0.14

	Three months ended March 31,
(in millions)	2023	2022
Net cash provided by operating activities	$(12.0)	$(0.2)
Acquisitions of property and equipment	(2.5)	(0.7)
Free cash flow	$(14.5)	$(0.9)

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. The unavailable information could have a significant impact on our GAAP financial results.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and may be included in subsequently filed Quarterly Reports on Form 10-Q, and include, but are not limited to: the sensitivity of our business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from strategic transactions; and the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.